Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(2)

(Form Type)

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $1.00 per share	Rules 457(o)(1)	—	—	$1,500,000,000	0.0001102	$165,300.00
Fees Previously Paid	—	—	—	—	—	—		—
	Total Offering Amounts					$1,500,000,000		$165,300.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$140,141.97
	Net Fee Due							$25,158.03

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fees Offset Claims	Healthpeak Properties, Inc.	424B2	333-256055	5/13/2021		$140,141.97	(2)	Equity	Common Stock, par value $1.00 per share	$-	$1,177,755,251
Fees Offset Sources	Healthpeak Properties, Inc.	424B2	333- 225318		2/19/2020							$151,211.11
Fees Offset Sources	Healthpeak Properties, Inc.	424B2	333-256055		5/13/2021							$27,275.00

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act.

(2)	Healthpeak Properties, Inc. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,500,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company has previously registered shares of common stock having an aggregate offering price of up to $1,250,000,000, offered by means of a prospectus supplement dated February 19, 2020 (the “2020 Prospectus Supplement”) and an accompanying prospectus dated May 31, 2018 pursuant to a Registration Statement on Form S-3 (Registration No. 333-225318) filed on May 31, 2018 (the “2018 Registration Statement”). In connection with the filing of the 2020 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $151,211.11. No securities were offered or sold pursuant to the 2020 Prospectus Supplement. The Company subsequently filed a prospectus supplement dated May 13, 2021 (the “2021 Prospectus Supplement,” and together with the 2020 Prospectus Supplement, the “Prior Prospectus Supplements”) and an accompanying prospectus dated May 13, 2021, pursuant to a Registration Statement on Form S-3 (Registration No. 333- 256055) filed on May 13, 2021 (the “2021 Registration Statement,” and, together with the 2018 Registration Statement, the “Prior Registration Statements”) relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,500,000,000, of which shares having an aggregate offering price of $1,250,000,000 represented unsold securities previously registered pursuant to the 2020 Prospectus Supplement. In connection with the filing of the 2021 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $27,275, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the 2021 Prospectus Supplement that were not unsold securities registered pursuant to the 2020 Prospectus Supplement. Of those shares of common stock, shares of common stock having an aggregate offering price of $322,244,749 have been sold as of the date hereof pursuant to the 2021 Prospectus Supplement. Shares of common stock having a proposed maximum offering price of $1,177,755,251 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the Prior Prospectus Supplements. Pursuant to Rule 457(p) under the Securities Act, $140,141.97 of the registration fees that were paid with respect to securities that were previously registered pursuant to the Prior Prospectus Supplements and were not sold thereunder is offset against the registration fee of $165,300.00 due for this offering. The remaining balance of the registration fee, $25,158.03, has been paid in connection with the filing of the Current Prospectus Supplement. The Company has terminated the offering that included the unsold securities under the Prior Prospectus Supplements.